Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended and Restated 1996 Directors' Stock Option Plan of Trusted Information Systems, Inc. of our report dated February 28, 1997 with respect to the consolidated financial statements of Trusted Information Systems, Inc. included in its Annual Report on Form 10-K for the fiscal year ended December 27, 1996, as filed with the Securities and Exchange Commission.

                                                     ERNST & YOUNG LLP


Vienna, Virginia
April 4, 1997